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                   MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)
                                  (Unaudited)


NOTE: Earnings per share are presented in accordance with Regulation S-K,
Item 601(b)(11) and APB Opinion No. 15.

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
                                                             Three Months Ended               Nine Months Ended
                                                        -----------------------------   -----------------------------
                                                        September 27,   September 28,   September 27,   September 28,
                                                            1997            1996            1997            1996
                                                        -------------   -------------   -------------   -------------
Net earnings                                              $20,853          14,800          48,707           36,533
                                                          =======         =======         =======          =======

Weighted average common and common
    equivalent shares outstanding:

      Weighted average common shares outstanding           34,623          34,392          34,560           34,074

      Add weighted average common equivalent
        shares - options to purchase common shares, net       346             431             317              405
                                                          -------         -------         -------          -------
Weighted average common and common
    equivalent shares outstanding                          34,969          34,823          34,877           34,479
                                                          =======         =======         =======          =======

Earnings per common and common
    equivalent share                                      $  0.60            0.43            1.40             1.06
                                                          =======         =======         =======          =======
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